Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Tevogen Bio Holdings Inc. (“Tevogen Holdings”), formerly known as Semper Paratus Acquisition Corporation (“Semper Paratus”), is providing the following unaudited pro forma condensed combined financial information that presents the combination of the financial information of Semper Paratus and Tevogen Bio Inc., formerly known as Tevogen Bio Inc (“Tevogen Bio”), adjusted to give effect to the Business Combination (as defined below) and related transactions (collectively, the “Transaction Accounting Adjustments”). Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” in this section generally refer to Tevogen Holdings following the Business Combination.

On February 14, 2024 (the “Closing Date”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Semper Paratus, Semper Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Semper Paratus (“Merger Sub”), SSVK Associates, LLC, Semper Paratus’s former sponsor (the “Sponsor”), in its capacity as purchaser representative, Tevogen Bio, and Dr. Ryan Saadi, in his capacity as seller representative, Merger Sub merged with and into Tevogen Bio, with Tevogen Bio being the surviving company and a wholly owned subsidiary of Semper Paratus (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), we changed our name from “Semper Paratus Acquisition Corporation” to “Tevogen Bio Holdings Inc.” As of the open of trading on February 15, 2024, our common stock and public warrants began trading on The Nasdaq Stock Market LLC (“Nasdaq”) as “TVGN” and “TVGNW,” respectively.

As consideration for the Merger, Tevogen Bio’s common stockholders received, in the aggregate, 120.0 million shares of our common stock, valued at $10.00 per share, for an aggregate value equal to $1,200,000,000. Tevogen Bio’s former common stockholders will also be entitled to receive, in the aggregate, an additional 20,000,000 shares of our common stock (the “Earnout Shares”) in the event that the volume-weighted average price of our common stock, collectively, exceeds three separate market conditions as follows: (a) $15.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date of the Merger Agreement until the 36-month anniversary of the Closing Date, in which case the former holders of Tevogen Bio common stock will be entitled to receive an additional 6,666,667 shares of our common stock, (b) $17.50 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, in which case those former holders will be entitled to receive an additional 6,666,667 shares of our common stock, and (c) $20.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, in which case those former holders will be entitled to receive an additional 6,666,666 shares of our common stock (each separate issuance of shares in accordance with meeting the aforementioned three market conditions, an “Earnout Share Payment”). In addition, for each Earnout Share Payment, we will also issue to the Sponsor an additional 1,500,000 shares of our common stock.

Under the terms of the Merger Agreement, each restricted stock unit with respect to shares of the common stock of Tevogen Bio (each “Tevogen Bio RSU”) that was then unvested was canceled and converted into an award under the Tevogen Bio Holdings Inc. 2024 Omnibus Plan (the “2024 Plan”) with respect to a number of RSUs to be settled in our common stock (“Rollover RSUs”) equal to the product, rounded up to the nearest whole number, of (i) the number of shares of the common stock of Tevogen Bio subject to the Tevogen Bio RSU as of immediately prior to the effective time of the Merger (the “Effective Time”), multiplied by (ii) approximately 4.84 (the “Exchange Ratio”).

Pursuant to the Merger Agreement, each Rollover RSU generally is subject to the same terms and conditions (including applicable vesting, expiration, and forfeiture provisions) that applied to the corresponding Tevogen Bio RSU immediately prior to the Effective Time. Prior to the consummation of the Business Combination, the vesting of all of the Tevogen Bio RSUs was subject to the satisfaction of both a service-based condition and a liquidity event condition. The Tevogen Bio RSUs vest only to the extent both conditions have been satisfied. The liquidity condition for all of the Tevogen Bio RSUs was satisfied by the consummation of the Business Combination. As a result, Rollover RSUs vested on the Closing Date to the extent that their related service-based conditions had also been satisfied as of the Closing Date, resulting in the vesting of Rollover RSUs for 7,146,688 shares of our common stock on the Closing Date in addition to the approximately 120,000,000 shares issued as consideration for the Merger. The Rollover RSUs have not yet been settled into shares of our common stock.

On February 14, 2024, we entered into a securities purchase agreement and a letter agreement with an investor pursuant to which the investor agreed to purchase shares of our Series A Preferred Stock for an aggregate purchase price of $2.0 million. On March 27, 2024, we entered into an Amended and Restated Securities Purchase Agreement with the investor pursuant to which we amended and restated the original agreement and the investor agreed to purchase of our Series A-1 Preferred Stock for an aggregate purchase price of $6.0 million, for which proceeds of $1.2 million have been received.

The shares of Series A Preferred Stock are convertible into a total of 500,000 shares of Common Stock at the election of the holder and the Series A-1 Preferred Stock will be convertible into a total of 600,000 shares of Common Stock at the election of the holder. The Series A Preferred Stock and the Series A-1 Preferred Stock are subject to a call right providing us the right to call the stock if the volume weighted average price of the common stock for the 20 days prior to delivery of the call notice is greater than $5.00 per share and in each case there is an effective resale registration statement on file covering the underlying common stock. Each of the Series A Preferred Stock and the Series A-1 Preferred Stock is non-voting, has no mandatory redemption, and carries an annual 5% cumulative dividend, increasing by 2% each year. So long as each of the Series A Preferred Stock and Series A-1 Preferred Stock is outstanding, we will not, without the written consent of the holders of 50.1% of the Series A Preferred Stock and the Series A-1 Preferred Stock, amend, alter, or repeal any provision of our certificate of incorporation or bylaws in a manner adverse to such series of Preferred Stock. The investor in the Series A Preferred Stock and the Series A-1 Preferred Stock is an entity associated with Dr. Manmohan Patel, who is a beneficial owner of more than 5% of the Common Stock.

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In connection with the consummation of the Business Combination, Semper Paratus entered into an agreement as of February 14, 2024 with the Sponsor, pursuant to which Semper Paratus assigned to the Sponsor and the Sponsor assumed certain liabilities and obligations, including liabilities and obligations that became liabilities and obligations of the Company as a result of the Business Combination, in the amount of $3.6 million, in consideration for the issuance of preferred stock of the Company (the “Series B Preferred Stock”).

The Series B Preferred Stock is non-voting, non-convertible, callable by us at any time, and pays a 3.25% quarterly dividend beginning 35 days after issuance. Any dividend will be paid by us on behalf of the Sponsor to the creditors to which the assumed liabilities and obligations are owed, pro rata in accordance with those liabilities and obligations. The dividend rate increases by 0.25% each month that the Series B Preferred Stock remains outstanding after the first 30 days after its issuance, but in no event will increase to more than 7.5% per quarter.

On February 14, 2024, Semper Paratus entered into agreements with the Sponsor and Mr. Ajjarapu pursuant to which (i) the Sponsor agreed to convert $1.5 million in principal amount of loans that it made to Semper Paratus and (ii) Mr. Ajjarapu agreed to convert $240,000 in principal amount of loans that he made to the Sponsor, which funds had then been passed along to Semper Paratus, into shares of Semper Paratus common stock at a conversion price of $10.00 per share of Semper Paratus common stock, following which the loans were terminated and deemed to be of no further force or effect.

In connection with the consummation of the Business Combination, Semper Paratus assumed all obligations of Tevogen Bio under certain convertible promissory notes issued by Tevogen Bio (the “Tevogen Bio Convertible Notes”) pursuant to a written assumption agreement. The Tevogen Bio Convertible Notes converted pursuant to their terms immediately following the Closing into shares of our common stock, resulting in the issuance of 10,337,419 shares of our common stock on the Closing Date, in addition to the shares issued as consideration for the Merger and shares issuable upon vesting and settlement of Rollover RSUs. Reflective of the conversion of the Tevogen Bio Convertible Notes in connection with the consummation of the Business Combination, there are no liabilities associated with convertible promissory notes shown on the following unaudited pro forma condensed combined balance sheet, and the non-cash charge related to the change in the fair value of the convertible promissory notes has been eliminated from the following unaudited pro forma condensed combined statement of operations.

In addition, in satisfaction of a condition to the Closing of the Business Combination, the Company issued an aggregate of 19,348,954 RSUs under the 2024 Plan to Dr. Saadi (the “Special RSUs”).

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Tevogen Bio is treated as the accounting acquirer. Tevogen Bio has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Tevogen Bio’s former stockholders hold approximately 91% of the voting interest of the Company;

●	Tevogen Bio’s senior management comprises the senior management of the Company;

●	the directors nominated by Tevogen Bio represent the majority of our board of directors (six out of seven total directors were nominated by Tevogen Bio’s existing shareholders); and

●	Tevogen Bio’s operations comprise the ongoing operations of the Company.

The Business Combination is accounted for as the equivalent of a capital transaction in which Tevogen Bio has issued stock for the net assets of Semper Paratus. The net assets of Semper Paratus are carried-over at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are of Tevogen Bio.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the historical balance sheet of Semper Paratus as of December 31, 2023 with the historical balance sheet of Tevogen Bio as of December 31, 2023 giving further effect to the Pro Forma Adjustments, as if the Business Combination had been consummated as of December 31, 2023.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 combine the historical statement of operations of Semper Paratus for the year ended December 31, 2023 and the historical statement of operations of Tevogen Bio for the year ended December 31, 2023, giving effect to the Pro Forma Adjustments as if the Business Combination had been consummated on January 1, 2023, the beginning of the fiscal year.

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The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical audited financial statements of Semper Paratus as of and for the year ended December 31, 2023 and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”);

●	the historical audited financial statements of Tevogen Bio as of and for the year ended December 31, 2023 and the related notes filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”);

●	Tevogen Bio’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed as Exhibit 99.2 to this Current Report; and

●	factors detailed under the section entitled “Risk Factors” in our Annual Report.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions included in the Pro Forma Adjustments taken place on the dates indicated, nor are they indicative of our future results of operations or financial position. The Pro Forma Adjustments are based on currently available information and certain assumptions and estimates that we believe are reasonable under the circumstances. In addition, a review is in process to align all accounting policies among the two entities. Therefore, the results below are not necessarily indicative of figures post-transaction, and it is possible that the difference may be material.

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TEVOGEN BIO HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2023

(in thousands, except share and per share amounts)

	Semper Paratus Acquisition Corp. (A)	Tevogen Bio (B)	Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
Current Assets:
Cash	$9	$1,052	$2,322	3(a)	$3,383
Due from Related Party	345	—	—		345
Prepaid Expenses and other assets	3	671	—		674
Total Current Assets	357	1,723	2,322		4,402
Property and Equipment, net	—	459	—		459
Right-of-use asset	—	470	—		470
Deferred Transaction Costs		2,583	(2,583)	3(b)	—
Other assets	—	270	—		270
Investments held in Trust Account	16,681	—	(16,681)	3(c)	—
Total Assets	$17,038	$5,505	$(16,942)		$5,601

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$96	$3,418	$(2,613)	3(d)	$901
Accrued Expenses	1,048	1,096	—		2,144
Convertible Promissory Notes, Current	1,632	80,712	(80,712)	3(e)	1,632
Due to affiliate	230	—	—		230
Operating lease liability	—	253	—		253
Total Current Liabilities	3,006	85,479	(83,325)		5,160

Derivative Warrant Liabilities	29	—	—		29
Deferred Underwriting Commissions in Connection with the Initial Public Offering	14,700	—	(14,700)	3(f)	—
Convertible promissory notes	—	14,220	(14,220)	3(e)	—
Lease liability	—	235	—		235
Total Long Term Liabilities	14,729	14,455	(28,920)		264
Total Liabilities	17,735	99,934	(112,245)		5,424

Class A common stock subject to redemption	16,681	—	(16,681)	3(e)	—
Shareholders’ Equity (Deficit)
Tevogen Bio Holdings Inc. Series A Preferred Stock	—	—	—		—
Tevogen Bio Holdings Inc. Series B Preferred Stock	—	—	—		—
Semper Paratus Acquisition Corp. Preferred shares, $0.0001 par value	—	—	—		—
Semper Paratus Acquisition Corp. Class A ordinary shares, $0.0001 par value	1	—	14	3(g)	15
Semper Paratus Acquisition Corp. Class B ordinary shares, $0.0001 par value	—	—	—		—
Tevogen Bio, Inc. Common Stock - Voting	—	60	(60)	3(g)	—
Tevogen Bio, Inc. Common Stock - Non-voting	—	2	(2)	3(g)	—
Additional Paid-In Capital	—	5,167	302,216	3(h)	307,383
Accumulated Deficit	(17,379)	(99,658)	(190,184)	3(i)	(307,221)
Total Equity (Deficit)	(17,378)	(94,429)	111,984		177
Total Liabilities, Ordinary Shares subject to redemption and Shareholders’ Equity (Deficit)	$17,038	$5,505	$(16,942)		$5,601

See accompanying notes to the unaudited pro forma condensed combined financial information.

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TEVOGEN BIO HOLDINGS INC.

Unaudited Pro Forma Condensed Combined STATEMENTS of Operations

For the Year Ended December 31, 2023

(in thousands, except share and per share amounts)

	Semper Paratus Acquisition Corp. (A)	Tevogen Bio (B)	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Operating Expenses:
General and Administration	$2,274	$4,439	$1,563	4(a)	$8,276
Research and Development	—	4,404	—		4,404
Total Operating Expenses	2,274	8,843	1,563		12,680
Operating Loss	(2,274)	(8,843)	(1,563)		(12,680)
Other income (expense), net:
Change in fair value of warrant liabilities	(22)	—	—		(22)
Unrealized gain / (loss) on investments held in Trust Account	2,734	—	(2,734)	4(b)	—
Impairment of amount due from related party	(250)	—	—		(250)
Interest income (expense) - net	(256)	(1,206)	1,462	4(c)	—
Change in fair value of promissory notes	—	(50,428)	50,428	4(d)	—
Total other income (expense), net	2,206	(51,634)	49,156		(272)
Net income (loss) before income taxes	(68)	(60,477)	47,593		(12,952)
Provision for income tax	—	—	—	4(e)	—
Net income (loss)	$(68)	$(60,477)	$47,593		$(12,952)
Basic and diluted net loss per share of Class A and Class B Common Stock (Semper Paratus Acquisition Corp); Common Stock (Tevogen Bio)	$0.00	$(2.44)			$(0.08)
Weighted average shares outstanding, basic and diluted	13,503,056	24,752,000	151,111,362	4(f)	164,614,418

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On the Closing Date, pursuant to the Merger Agreement, Merger Sub merged with and into Tevogen Bio, with Tevogen Bio being the surviving company and a wholly owned subsidiary of Semper Paratus. In connection with the Closing, Semper Paratus changed its name to Tevogen Bio Holdings Inc. As of the open of trading on February 15, 2024, the Company’s common stock and public warrants began trading on Nasdaq as “TVGN” and “TVGNW,” respectively.

As consideration for the Merger, Tevogen Bio’s common stockholders received, in the aggregate, 120.0 million shares of our common stock, valued at $10.00 per share, for an aggregate value equal to $1,200,000,000. Tevogen Bio’s former common stockholders will also be entitled to receive, in the aggregate, an additional 20,000,000 shares of the Company’s common stock in the event that the volume-weighted average price of the Company’s common stock, collectively, exceeds three separate market conditions as follows: (a) $15.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date of the Merger Agreement until the 36-month anniversary of the Closing Date, in which case the former holders of Tevogen Bio common stock will be entitled to receive an additional 6,666,667 shares of the Company’s common stock, (b) $17.50 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, in which case those former holders will be entitled to receive an additional 6,666,667 shares of the Company’s common stock, and (c) $20.00 per share for 20 out of any 30 consecutive trading days beginning on the Closing Date until the 36-month anniversary of the Closing Date, in which case those former holders will be entitled to receive an additional 6,666,666 shares of the Company’s common stock (each separate issuance of shares in accordance with meeting the aforementioned three market conditions, an “Earnout Share Payment”). In addition, for each Earnout Share Payment, the Company will also issue to the Sponsor an additional 1,500,000 shares of the Company’s common stock.

Under the terms of the Merger Agreement, each Tevogen Bio RSU that was then unvested was canceled and converted into a Rollover RSU for a number of shares of the Company’s common stock equal to the product, rounded up to the nearest whole number, of (i) the number of shares of the common stock of Tevogen Bio subject to the Tevogen Bio RSU as of immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio.

Pursuant to the Merger Agreement, each Rollover RSU generally would be subject to the same terms and conditions (including applicable vesting, expiration, and forfeiture provisions) that applied to the corresponding Tevogen Bio RSU immediately prior to the Effective Time. The vesting of all of the unvested Tevogen Bio RSUs as of the Closing was subject to the satisfaction of both a service-based condition and a liquidity event condition. The Tevogen Bio RSUs would vest only to the extent both conditions have been satisfied. The liquidity condition for all of the Tevogen Bio RSUs would be satisfied by, among other things, the closing of an acquisition of Tevogen Bio by a special purpose acquisition company the shares of which are publicly traded on a U.S. national stock exchange or securities market, and therefore was satisfied by the consummation of the Business Combination. As a result, Rollover RSUs vested on the Closing Date to the extent that their related service-based conditions had also been satisfied as of the Closing Date, resulting in the vesting of Rollover RSUs for 7,146,688 shares of the Company’s common stock on the Closing Date in addition to the approximately 120,000,000 shares issued as consideration for the Merger. The Rollover RSUs have not yet been settled into shares of Tevogen Holdings common stock.

In February 2024, Tevogen Holdings sold $2,000,000 of shares of Series A Preferred Stock. In the second quarter of 2024, Tevogen Holdings expects to issue Series A-1 Preferred Stock for an aggregate purchase price of $6,000,000.

The shares of Series A Preferred Stock are convertible into a total of 500,000 shares of Common Stock at the election of the holder and the Series A-1 Preferred Stock will be convertible into a total of 600,000 shares of Common Stock at the election of the holder. The Series A Preferred Stock and the Series A-1 Preferred Stock is subject to a call right providing us the right to call the stock if the volume weighted average price of the common stock for the 20 days prior to delivery of the call notice is greater than $5.00 per share and in each case there is an effective resale registration statement on file covering the underlying common stock. Each of the Series A Preferred Stock and the Series A-1 Preferred Stock is non-voting, has no mandatory redemption, and carries an annual 5% cumulative dividend, increasing by 2% each year. So long as each of the Series A Preferred Stock and Series A-1 Preferred Stock is outstanding, we will not, without the written consent of the holders of 50.1% of the Series A Preferred Stock and the Series A-1 Preferred Stock, amend, alter, or repeal any provision of our certificate of incorporation or bylaws in a manner adverse to such series of Preferred Stock. The investor in the Series A Preferred Stock and the Series A-1 Preferred Stock is an entity associated with Dr. Manmohan Patel, who is a beneficial owner of more than 5% of the Common Stock.

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In connection with the consummation of the Business Combination, Semper Paratus entered into an agreement as of February 14, 2024 with the Sponsor, pursuant to which Semper Paratus assigned to the Sponsor and the Sponsor assumed certain liabilities and obligations, including liabilities and obligations that became liabilities and obligations of the Company as a result of the Business Combination, in the amount of $3.6 million, in consideration for the issuance of the Series B Preferred Stock.

The Series B Preferred Stock is non-voting, non-convertible, callable by us at any time, and pays a 3.25% quarterly dividend beginning 35 days after issuance. Any dividend will be paid by us on behalf of the Sponsor to the creditors to which the assumed liabilities and obligations are owed, pro rata in accordance with those liabilities and obligations. The dividend rate increases by 0.25% each month that the Series B Preferred Stock remains outstanding after the first 30 days after its issuance, but in no event will increase to more than 7.5% per quarter.

On February 14, 2024, Semper Paratus entered into agreements with the Sponsor and Mr. Ajjarapu pursuant to which (i) the Sponsor agreed to convert $1.5 million in principal amount of loans that it made to Semper Paratus and (ii) Mr. Ajjarapu agreed to convert $240,000 in principal amount of loans that he made to the Sponsor, which funds had then been passed along to Semper Paratus, into shares of Semper Paratus common stock at a conversion price of $10.00 per share of Semper Paratus common stock, following which the loans were terminated and deemed to be of no further force or effect.

In connection with the consummation of the Business Combination, Semper Paratus assumed all obligations of Tevogen Bio under the Tevogen Bio Convertible Notes pursuant to a written assumption agreement. The Tevogen Bio Convertible Notes converted pursuant to their terms immediately following the Closing into shares of the Company’s common stock, resulting in the issuance of 10,337,419 shares of the Company’s common stock on the Closing Date, in addition to the shares issued as consideration for the Merger and shares issuable upon vesting and settlement of Rollover RSUs. In addition, in satisfaction of a condition to the Closing of the Business Combination, Dr. Saadi was awarded 19,348,954 Special RSUs.

In connection with the Business Combination, outstanding obligations of Semper Paratus to Polar Multi-Strategy Master Fund related to a loan of $151,000 to Semper Paratus were partially settled for 151,000 shares of the Company’s common stock.

Both the number of Earnout Shares and the price per share are subject to adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the common stock (i.e., dilutive activities).

The accounting for the Earnout Shares was first evaluated under Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”) to determine if the arrangement represents a share-based payment arrangement. Because the Earnout Shares are granted to all former Tevogen Bio stockholders (before the Merger) and the Sponsor and there are no service conditions nor any requirement of the participants to provide goods or services, the Company determined that the Earnout Shares are not within the scope of ASC 718. Next, the Company determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815-40,Derivatives and Hedging – Contracts in an Entity’s Own Equity (“ASC 815-40”). Based upon the analysis, the Company concluded that the Earnout Shares should not be classified as a liability under ASC 480.

Under ASC 815-40, an entity must first evaluate whether an equity-linked instrument is considered indexed to the reporting entity’s stock. This analysis, which is performed under ASC 815-40-15, is a two-step test that includes evaluation of both exercise contingencies and settlement provisions. The Earnout Share arrangement contains contingencies - the daily volume weighted average stock price on the basis of a specific price per share. The contingency is based on an observable market or an observable index other than one based on the Company’s stock. With respect to settlement provisions, the number of Earnout Shares is adjusted only for dilutive activities, which are an input into the pricing of a fixed-for-fixed option on equity shares under ASC 815-40-15-7E(c). In absence of dilutive activities, there will be either zero or 24,500,000 shares issuable under the Earnout Share arrangement (to the extent each triggering event is achieved); therefore, the triggering events for issuance of shares is only an exercise contingency to be evaluated under step 1 of ASC 815-40-15.

The Company next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Share arrangement is appropriately classified in equity.

As the Merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the Closing Date is accounted for as an equity transaction (as a deemed dividend) as of the Closing Date.

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Following the First Extension Redemption and the Second Extension Redemption (together, the “Extension Redemptions”), Semper Paratus had 1,502,180 Class A ordinary shares with redemption rights outstanding. There was no specified maximum redemptions threshold stipulated under the Merger Agreement. The unaudited pro forma condensed combined statement of operations has been prepared assuming the Extension Redemptions occurred at January 1, 2023 due to their materiality to the capitalization of the Company for purposes of determining pro forma weighted average shares outstanding. The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Semper Paratus Class A ordinary shares:

Following the Closing, the ownership structure for the Company’s common stock is set forth in the table below as described in Note 3.

Equity Holder	Shares Held	%
Public Shareholders	69,723	0.0%
Sponsor and Original Sponsor	13,457,333	8.2
Former Tevogen Bio Equityholders and Convertible Note Holders	149,686,362	90.9
Maxim/Cohen	600,000	0.4
Polar Multi-Strategy Master Fund	151,000	0.1
Cantor (Private Placement Shares)	150,000	0.1
Cantor (Reduced Deferred Fees)	500,000	0.3
Total	164,614,418	100%

The table above does not include the issuance of up to (i) 17,250,000 shares of the Company’s common stock upon exercise of the public warrants, (ii) 725,000 shares upon exercise of the private placement warrants, (iii) 7,146,688 shares associated with the vested Rollover RSUs that had not yet been settled into shares; (iv) 3,753,432 shares upon the vesting of Rollover RSUs that remained unvested as of the Closing, or (v) 24,500,000 Earnout Shares.

Our common stock and warrants are listed on Nasdaq under the symbols “TVGN” and “TVGNW”, respectively.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”. The adjustments presented in the unaudited pro forma condensed combined financial statements (collectively, the “Pro Forma Adjustments”) have been identified and presented to provide relevant information necessary for an understanding of the Company following the consummation of the Business Combination and related transactions.

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 was derived from the historical audited balance sheet of Semper Paratus as of December 31, 2023 and the historical audited balance sheet of Tevogen Bio as of December 31, 2023 and giving further effect to the Pro Forma Adjustments as if they occurred on December 31, 2023. The audited pro forma combined statements of operations for the year ended December 31, 2023, combine the historical audited statement of operations of Semper Paratus for the year ended December 31, 2023, and the historical audited statement of operations of Tevogen Bio for the year ended December 31, 2023, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2023.

The historical financial information has been adjusted to reflect the Pro Forma Adjustments giving effect to the Business Combination and related transactions as described in more detail below.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination and related transactions as described in more detail below. Semper Paratus and Tevogen Bio had no historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 149.7 million shares of the Company’s common stock issued to former Tevogen Bio equityholders and convertible note holders, the 0.1 million shares of Class A ordinary shares outstanding after final redemptions, the 13.5 million Class A ordinary shares issued to the Sponsor and the Original Sponsor, the 0.6 million shares of the Company’s common stock issued to Maxim and Cohen, the 0.2 million shares of the Company’s common stock issued to Polar Multi-Strategy Master Fund, and the 0.7 million shares previously held by or issued to Cantor Fitzgerald & Co (“Cantor”).

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 has been prepared to illustrate the effect of the Pro Forma Adjustments and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 includes the Pro Forma Adjustments giving effect to the Business Combination and related transactions noted in this filing. Semper Paratus and Tevogen Bio had no historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the historical audited balance sheet of Semper Paratus as of December 31, 2023.

(B)	Derived from the historical audited balance sheet of Tevogen Bio as of December 31, 2023.

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pro forma adjustments giving effect to the Business Combination and related transactions:

a)	To reflect the combination of the following items: the release of $16.7 million of cash from the Trust Account to the cash account, the issuance of shares of Series A Preferred Stock in exchange for $2.0 million, the payment of certain transaction expenses of $0.6 million, and the final redemptions of 1,432,457 Class A ordinary shares of Semper Paratus Acquisition Corp. See table below:

Release of Trust Account	$16,681
Issuance of Series A Preferred Stock	2,000
Final redemptions	(15,796)
Payment of transaction expenses	(563)
Cash	$2,322

b)	To reflect the reclassification of deferred transaction costs of $2.6 million to additional paid-in capital.

c)	To reflect the release of $16.7 million of cash from the Trust Account to the cash account.

d)	To reflect the recognition of additional transaction expenses incurred of $1.0 million during Q1 2024 offset by the assignment and assumption of $3.6 million of liabilities to the Sponsor in exchange for 3,613 shares of Series B Preferred Stock.

e)	To reflect the conversion of the Tevogen Bio convertible notes with a fair value totaling $94.9 million into 10.3 million Class A ordinary shares.

f)	To reflect the extinguishment of $14.7 million of deferred underwriters’ fees incurred during the Semper Paratus IPO that were payable upon completion of the Business Combination. The Company entered into a Fee Reduction Agreement with Cantor resulting in a fee reduction of $9.7 million with the remainder of $5.0 million to be paid in the form of 500,000 shares of the Company’s common stock.

g)	To reflect the reclassification of common stock subject to redemption of 1.5 million Class A ordinary shares to permanent equity.

h)	To reflect the reclassification of common stock subject to redemption of 1.5 million Class A ordinary shares to permanent equity, the conversion of the convertible notes with a fair value totaling $94.9 million, the $9.7 million reduction in the deferred underwriting commission and the associated issuance 500,000 shares of the Company’s common stock at a price of $10.00 per share, the redemption of 880,873 Class A ordinary shares as a result of the Final Redemption totaling $9.7 million, and the recognition of the fair value of the Earnout Shares as a deemed dividend in the amount of $206.0 million, and the issuance of shares of Series A Preferred Stock in exchange for $2.0 million. The value of the Earnout Shares was calculated using Monte Carlo simulation. The valuation was prepared as if the Business Combination occurred on December 31, 2023 and the principal assumptions of the evaluation are as follows: starting per share price $10.00; volatility 80.0%; risk free interest of 4.3%; zero dividends; and a period of three years.

i)	To reflect the elimination of the accumulated deficit of Semper Paratus, the accounting acquiree, of $16.9 million, offset by the recognition of the fair value of the Earnout Shares as a deemed dividend in the amount of $206.0 million and additional transaction expenses of $1.6 million.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2023

Semper Paratus and Tevogen Bio had no historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of common stock outstanding at the closing of the Business Combination, assuming the Pro Forma Adjustments occurred on January 1, 2023.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

(A)	Derived from the historical audited condensed statements of operations of Semper Paratus for the year ended December 31, 2023.

(B)	Derived from the historical audited statements of operations of Tevogen Bio for the year ended December 31, 2023.

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pro forma adjustments giving effect to the Business Combination and related transactions:

a)	To reflect the additional transaction expenses of $1.6 million associated with the Business Combination incurred during Q1 2024.

b)	To reflect the removal of $2.7 million of unrealized gain on investments held in the Trust Account in 2023.

c)	To reflect the removal of interest expense associated with the Tevogen Bio promissory notes of $1.2 million in 2023.

d)	To reflect the removal of change in fair value of the Tevogen Bio promissory notes of $50.4 million in 2023.

e)	As a result of both Tevogen Bio and Semper Paratus being historically loss-making, any deferred tax assets created because of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

Pro forma weighted average shares outstanding:

f)	As the Business Combination is being reflected as if it had occurred at January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Pro Forma Adjustments have been outstanding for the entirety of the periods presented. Weighted average common shares outstanding — basic and diluted for the year ended December 31, 2023 are calculated as follows:

Year Ended December 31, 2023
Weighted average shares calculation – basic and diluted
Class A ordinary shares weighted average shares outstanding	69,723
Class A ordinary shares weighted average public shares outstanding (non-redeemable)	11,940,903
Class B ordinary shares weighted average shares outstanding	1,492,430
Issuance of LGST Class A ordinary shares in connection with assignment and assumption agreement	925,000
Issuance of LGST Class A ordinary shares in connection with the Closing	149,686,362
Issuance of LGST Class A ordinary shares to Cantor in connection with fee reduction agreement	500,000
Weighted average shares outstanding	164,614,418

The table below presents the weighted averages shares outstanding by each shareholder group. The table below excludes a combined 17,975,000 shares underlying outstanding public warrants and private placement warrants, the 24,500,000 Earnout Shares, the 7,146,688 shares associated with the vested Rollover RSUs that had not yet been settled into shares, and the 3,753,432 shares underlying the unvested Rollover RSUs, because including them would have had an anti-dilutive effect on net loss per share, causing net loss per share for the year ended December 31, 2023 to be $0.06.

Holders	Actual Redemptions	% of Total
Public shareholders	69,723	0.0%
Sponsor and Original Sponsor	13,457,333	8.2
Former Tevogen Bio Equityholders and Convertible Note Holders	149,686,362	90.9
Maxim/Cohen	600,000	0.4
Polar Multi-Strategy Master Fund	151,000	0.1
Cantor (Private Placement Shares)	150,000	0.1
Cantor (Reduced Deferred Fees)	500,000	0.3
Total Common Shares	164,614,418	100%

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TEVOGEN BIO INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Comparative Share Information

The following table sets forth selected historical comparative share information for Semper Paratus and unaudited pro forma condensed combined per share information for the Company after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2023. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2023.

This information is only a summary and should be read together with the historical financial statements of Semper Paratus and Tevogen Bio and related notes. The unaudited pro forma condensed combined per share information of Semper Paratus and Tevogen Bio is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included above.

The unaudited pro forma condensed combined earnings per share information below does not purport to represent the earnings per share which would have occurred had Semper Paratus and Tevogen Bio been combined during the periods presented, nor the earnings per share for any future date or period. Historically, Semper Paratus’ statement of operations included a presentation of income (loss) per common share subject to redemption in a manner similar to the two-class method of income (loss) per common share. The two-class method is not required in the pro forma income (loss) per common share as the Class A shares are no longer subject to redemption. Semper Paratus has not considered the effect of the warrants sold in the IPO and the private placement to purchase an aggregate of 17,975,000 Class A ordinary shares in the calculation of diluted earnings per share, because they were contingently exercisable, and the contingencies have not yet been met. As a result, diluted earnings per common share is the same as basic earnings per common share for the period presented.

	Semper Paratus (Historical)		Tevogen Bio	Pro Forma
	Class A	Class B	(Historical)	Combined
As of and for the year ended December 31, 2023
Net income (loss) per Class A and B Common Shares – basic and diluted	$0.02	$0.02	$(2.44)	$(0.08)
Weighted average shares outstanding – basic and diluted	17,650,819	1,116,256	24,752,000	164,614,418
Book value per share(1)	$(1.13)	$(1.13)	$(3.82)	$0.04

(1)	Book value per share = Total shareholders’ equity (deficit)/shares outstanding.

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